AGREEMENT

This AGREEMENT (the “Agreement”) is entered into among Sylvia Meadows (“Meadows”), 3-156 16th Street East Owen Sound, On N4K 5N3; Crank Media Inc (the “Corporation”), a Nevada USA corporation formerly known as Team 360 Sports Inc, 650 West Georgia St., Suite 1720, Vancouver, BC V6B 4N8; Stephen Brown (“Brown”), 650 West Georgia St., Suite 1720, Vancouver, BC V6B 4N8; and Crank Media Inc, a British Columbia Canada corporation (the “Canadian Entity”), which is owned by Stephen Brown), 650 West Georgia St., Suite 1720, Vancouver, BC V6B 4N8.  Each of these parties may be referred to as a “Party”, and Crank may be referred to collectively as the “Parties”.

Recitals

1. Meadows is owed certain amounts by the Corporation, with a portion of those amounts being pursuant to a Convertible Note Agreement (the “Note”) dated effective July 9, 2019 and amended January 1, 2020 between the Corporation (which at the time of entering into the Note was known as Team 360 Sports Inc, with address as stated in the Note of 711 S. Carson St., Suite 4, Carson City NV 89701), as amended).

2. The Corporation entered into the “General Agreement”, dated as of December 21, 2020, with the Canadian Entity, which is owned by Brown. Pursuant to the General Agreement, among other things, the parties agreed that certain entertainment assets (the “Entertainment Assets”) that are specified in the General Agreement and that are owned by Brown and/or the Canadian Entity would be transferred to the Corporation for an unspecified and undetermined amount of consideration.

3. The Corporation desires: (A) to establish a purchase price for the Entertainment Assets and to acquire those assets; (B) to satisfy the Corporation’s existing obligations to Meadows and, in so doing, to enter into a new note (the “New Note”) with Meadows; (C) for Meadows to transfer the Note to Brown; (D) to confirm that Brown has purchased the Note from Meadows and that Brown has converted the Note to 20 million shares of the Corporation’s common stock (restricted) in Brown’s name; (E) to undertake the transactions described in this Agreement and to confirm that the Corporation, the Canadian Entity, and Brown have all satisfied their obligations under the General Agreement; and (F) to deem that the General Agreement has been amended in accordance with the foregoing and in order to satisfy all these objectives.

4. Brown desires to acquire the Note from Meadows, and to sell the Entertainment Assets to the Corporation on the terms hereof; and

5. Meadows desires to enter into this Agreement with the Corporation and Brown by which (A) Meadows will transfer the Note to Brown; (B) the Corporation will issue 1,500,000 shares of its common stock (restricted) to Meadows; and (C) the Corporation will issue a new note (the “New Note”) to Meadows in the face amount of $134,000, with the principal to be paid to Meadows in payments of $54,666.67 on March 15, 2021 (the “March Payment”), payment of $39,666.67 on April 15, 2021 (the “April Payment”), and payment of $39,666.66 on May 15, 2021 (the “May Payment”); and with the Corporation obligated and committed to make the March Payment from the proceeds of the approximate $750,000 payment due to be paid to the Corporation on or about March 1, 2021 (and to be received by the Corporation on or about March 5, 2021) from Distrokid, an affiliate of Universal Music Group; and with the Corporation also obligated and committed to pay, from the approximate $1,000,000 payment due to be paid the Corporation on or about July 23, 2021 by Distrokid (and to be received by the Corporation on or about July 31, 2021), any amounts then still owing on the April and May Payments. Distrokid and Universal are referred to collectively herein as “Distrokid”.

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Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual promises and other provisions set forth below, the Corporation, Meadows, and Brown agree as follows:

1. Upon execution of this Agreement, the following will occur:

a. The Corporation will execute and deliver to Meadows an executed copy of the New Note attached hereto as Exhibit A. Among other matters, the New Note contains the provisions described in Recital 5 above. Meadows and the Corporation will sign a Subscription (the “Subscription”) provided by the Corporation for the issuance to Meadows of 1,500,000 shares (restricted) of the Corporation’s common stock. Meadows hereby confirms that upon receipt of the New Note and the Subscription signed by the Company, she will be deemed to have transferred the Note to Brown and that all obligations of the Corporation and of Brown to her (except for those in the New Note and in the Subscription) will have been satisfied.

b. Upon payment of one dollar ($1.00) by the Corporation to the Canadian Entity and Brown, Brown and the Canadian Entity will be deemed to have transferred the Entertainment Assets to the Corporation, and Brown and the Canadian Entity will execute any document reasonably requested by the Corporation to confirm this transfer.

c. The Corporation hereby confirms that Brown is the rightful holder of the Note, that Brown has notified the Corporation of his conversion of the Note, that the 20 million shares (restricted) of the Corporation’s common stock issued in connection with conversion of the Note are rightfully owned by Brown, that the Corporation’s liabilities under the Note have been satisfied, and that the Canadian Entity and Brown have satisfied their respective obligations under the General Agreement.

d. The General Agreement will be deemed to have been amended to be consistent with the provisions of this Agreement.

2.       Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The parties hereto intend to treat as an original any document signed in connection with the transactions contemplated by this Agreement, including any counterpart to this Agreement or any related document that is delivered by electronic transmission, including by facsimile, portable document format (.pdf), photostatic copy, or otherwise.

3.        Headings. The headings in this Agreement are for reference only and shall not affect the meaning, construction, or interpretation of any provisions hereof.

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4.       Governing Law. This Agreement shall be governed by, and construed, interpreted, and applied in accordance with, the laws of the State of Nevada applicable to contracts made and performed in such state, without reference to such state’s principles of conflict of laws.

5.       Successors and Assigns. This Agreement, and all the terms and provisions hereof, shall inure to the benefit of, and be binding upon, the assigns, successors, heirs, executors, and administrators of the parties hereto. Nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit, or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

6.       No Amendment. This Agreement may not be amended, modified, or supplemented, except by an instrument in writing signed by the parties hereto.

7.       Reformation; Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, such provision shall be modified so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.       Further Assurances. Each party hereto agrees to take such actions and use such efforts as to fully consummate the assignment, and the assumption, of the Board Compensation as set forth in this Agreement.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement to be effective as of January 4, 2021.

STEPHEN BROWN	SYLVIA MEADOWS
/s/ Stephen Brown	/s/ Sylvia Meadows

CRANK MEDIA INC, a Nevada USA corporation	CRANK MEDIA INC, a British Columbia Canada Corporation
By: /s/ Stephen Brown Stephen Brown, CEO	By: /s/ Stephen Brown Stephen Brown, CEO

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